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                                                                       Exhibit 3

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               MET-PRO CORPORATION


         FIRST. The name of the corporation is MET-PRO CORPORATION

         SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

         THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

         To design, manufacture, buy and sell and generally deal in equipment, machinery, systems and devices for purifying and filtering water for home consumption and for industrial and commercial use and for use of municipalities, including the water to be used therein and to manufacture, buy and sell and generally deal in equipment, machinery, systems and devices for purifying and filtering liquids other than water and of gases (including air) of all kinds.

         To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

         To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

         To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

         To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

         To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

         To loan to any person, firm or corporation any of its surplus funds, either with or without security.

         To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

         To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, districts, territory, colony or country.


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         In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

         The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Ten Million (10,000,000), each share to be designated Common Stock and to have a par value of Ten Cents ($.10), amounting to aggregate capital of One Million Dollars ($1,000,000).

         FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

         SIXTH. The names and places of residence of the incorporators are as follows:
             NAMES                       RESIDENCES
             -----                       ----------
         S.H. Livesay               Wilmington, Delaware
         F.J. Obara, Jr.            Wilmington, Delaware
         A.D. Grier                 Wilmington, Delaware

         SEVENTH.  The corporation is to have perpetual existence.

         EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         NINTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of this corporation, and for further definition, limitation and regulation of the powers of this corporation and of its directors and stockholders:

         (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws, but shall not be less than three (3). Election of directors need not be by ballot unless the by-laws so provide.

         (2) Vacancies among the directors and newly created directorships resulting from an increase in the number of directors shall be filled in the manner provided in the by-laws.

         (3)  The board of directors shall have power

         (a) Without the assent or vote of the stockholders to make, alter, amend, change, add to, or repeal the by-laws of this corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon any part of the property of the corporation; to determine the use and disposition of any surplus or net profits and to fix the times for the declaration and payment of dividends.

         (b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporations (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

         (c) To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

         (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate and to any by-laws from time to time by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.


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         (5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         TENTH. In the absence of fraud, no contract or other transaction between this corporation and any other person, firm, or corporation or any partnership or association shall be effected or invalidated by the fact that any director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such person, firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director so interested may be counted in determining the existence of a quorum at any meeting of the board of directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership. Any director whose interest in any such contract or transaction arises solely by reason of the fact that he is a stockholder, officer or creditor of such other corporation (or solely by reason of the fact that he is a director of such other corporation or partner in such firm where such dealing, contract or arrangement is made by officers or employees of the corporation in the ordinary performance of their duties and without the actual participation of such director) shall not be deemed interested in such contract or other transaction under any of the provisions of this Article, nor shall any such contract or transaction be void or voidable, nor shall any such director be liable to account because of such interest nor need any such interest be disclosed.

         Apart from and in addition to the other provisions of this Article, no contract or other transaction between the corporation and any other corporation or firm which provides for the purchase or sale of securities by such other corporation or firms upon terms not less favorable to the corporation than offered by such other corporation or firm to others, shall in any case be void or voidable because of the fact that directors of the corporation are directors of such other corporation or partners in such firm, nor shall any such director be deemed interested in such contract or other transaction under any of the provisions of this Article, nor shall any such director be liable to account in respect thereof.

         No contract or other transaction between the corporation and any other corporation, at least a majority of the stock of which having voting powers owned or controlled by the corporation or which owns or controls at least a majority of the stock having voting power of the corporation, shall in any case be void or voidable because of the fact that directors of the corporation are directors of such other corporation, nor shall any such director be deemed interested in such contract or other transaction under any of the provisions of this Article, nor shall any such director be liable to account because of such interest nor need any such interest be disclosed.

         Any contract or act that shall be approved or ratified by the vote of the holders of a majority of the capital stock of the corporation having voting power which is represented in person or by proxy at any annual meeting of stockholders or at any special meeting called for the purpose, among others, of considering the approval or ratification of the acts of officers and/or directors (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all its stockholders as though it had been approved or ratified by every stockholder of the corporation.

         ELEVENTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) For any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) Under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         TWELFTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourth in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


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         THIRTEENTH. Meetings of stockholders may be held outside the State of
Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

         FOURTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         FIFTEENTH. Directors shall be divided into three classes, each class to be as nearly equal in number as possible, the number assigned to each class to be determined by the directors prior to the election of a particular class. In the event that at any time or from time to time the number of directors is increased, the newly created directorships resulting therefrom shall be filled by a majority of the directors in office immediately prior to such increase. Vacancies in any class of directors shall be filled by the majority of the remaining directors in office. At the 1979 Annual Meeting of Stockholders, one class shall be elected to a term of three years, another class to a term of two years, and a third class to a term of one year; and at each subsequent annual meeting, the successors to directors whose term shall expire that year shall be elected to a term of three years.

         SIXTEENTH. Except as set forth below, the affirmative vote of the holders of not less than 80% of the outstanding shares of the corporation entitled to vote at an election of directors shall be required to authorize any of the following items of business:

         (a) any merger or consolidation of the corporation into or with any other corporation;

         (b) any sale, lease, exchange, or other disposition of all or substantially all of the assets of the corporation to any other corporation, person or entity;

         (c) any purchase, lease or other acquisition by the corporation or any of its subsidiaries of any assets or securities of any other corporation, person or entity in exchange for securities of the corporation or any of its subsidiaries; or

         (d) any amendment of the Certificate of Incorporation which changes the percentage of votes of stockholders required for the transaction of any business or of any specified item of business, including, without limitation, amendments to the Certificate of Incorporation, unless such item of business has been by a majority of the entire Board of Directors of the corporation, in which event the approval of the holders of a majority of the outstanding share of the corporation entitled to vote at an election of directors shall be required to authorize any of the transactions set forth in clauses (a), (b), or (d) hereof and no such approval of stockholders shall be required to authorize any of the transactions set forth in clause (c) hereof.

         SEVENTEENTH. The following provision is inserted for the regulation and conduct of the affairs of the corporation and it is intended that it be in furtherance of and not in limitation or exclusion of the powers conferred by law:

         The stockholders of the corporation shall have the authority to make, alter, amend or repeal the by-laws of the corporation only upon the affirmative vote of the holders of not less than 80% of the outstanding shares of the corporation entitled to vote.

         WE,THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 30th day of March A. D. 1966.

         Signature

      /S/ S. A. LIVESAY
-----------------------------
          S. A. Livesay

      /S/ F. J. OBARA, JR
-----------------------------
          F. J. Obara, Jr

      /S/ A. D. GRIER
-----------------------------
          A. D. Grier


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STATE OF DELAWARE          )
                           )       ss:
COUNTY OF NEW CASTLE       )

         BE IT REMEMBERED that on this 30th day of March, A. D. 1966, personally came before me, a Notary Public for the State of Delaware, S. H. Livesay, F. J. Obara, Jr. and A. D. Grier, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

         GIVEN under my hand and seal of office the day and year aforesaid.

          Signature
          ---------

            /S/
-----------------------------
        Notary Public